[ARTICLE] 5
[MULTIPLIER]   1,000

EXHIBIT 11.1
                                    CIRRUS LOGIC, INC.
                 STATEMENT RE:  COMPUTATION OF EARNINGS (LOSS) PER SHARE
                       (In thousands, except per share amounts)
                                                         1995      1996      1997
                                                       --------- --------- ---------
Primary:

Net income (loss)                                        59,708    62,761    65,008
Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                              3,964  N/A       N/A
   Common stock warrants, using treasury
      stock method                                            8  N/A       N/A
                                                       --------- --------- ---------
Common and common equivalent shares used in
    the calculation of net (loss) income per share       63,680    62,761    65,008
                                                       ========= ========= =========

Net (loss) income                                       $61,402  ($36,183) ($46,156)
                                                       ========= ========= =========

Net (loss) income per share                               $0.96    ($0.58)   ($0.71)
                                                       ========= ========= =========


   ---------------------------------------

Fully diluted:

Weighted average common shares outstanding               59,708    62,761    65,008
Dilutive common stock equivalents:
   Common stock options, using treasury stock
      method                                              4,096       N/A       N/A
   Common stock warrants, using treasury
      stock method                                            8       N/A       N/A
  Convertible subordinated debt, using the
    "if converted" method                              -               -        N/A
                                                       --------- --------- ---------
Common and common equivalent shares used in
    the calculation of net (loss) income per share       63,812    62,761    65,008
                                                       ========= ========= =========

Net (loss) income                                       $61,402  ($36,183) ($46,156)
                                                       ========= ========= =========

Net (loss) income per share                               $0.96    ($0.58)   ($0.71)
                                                       ========= ========= =========